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                                                                 Exhibit (D)(11)

                               Amended Annex A

The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Trust and each of the undersigned shall be as follows:

Goldman Sachs Asset Management                                     Annual Rate
                                                                  ------------

Goldman Sachs Government Income Fund                                  0.65%
Goldman Sachs Municipal Income Fund                                   0.55%
Goldman Sachs High Yield Fund                                         0.70%
Goldman Sachs Balanced Fund                                           0.65%
Goldman Sachs Growth and Income Fund                                  0.70%
Goldman Sachs CORE Large Cap Value Fund/4/                            0.60%
Goldman Sachs CORE Large Cap Growth Fund                              0.75%
Goldman Sachs CORE Small Cap Equity Fund/1/                           1.00%
Goldman Sachs CORE International Equity Fund/1/                       1.00%
Goldman Sachs Mid Cap Value Fund                                      0.75%
Goldman Sachs Small Cap Value Fund                                    1.00%
Goldman Sachs Real Estate Securities Fund/1/                          1.00%
Goldman Sachs Strategic Growth Fund/5/                                1.00%
Goldman Sachs Growth Opportunities Fund/5/                            1.00%
Goldman Sachs Internet Toll-Keeper Fund/6/                            1.00%
Goldman Sachs Large Cap Value Fund/7/                                 0.75%
Goldman Sachs-Financial Square Prime Obligations Fund                0.205%
Goldman Sachs-Financial Square Money Market Fund                     0.205%
Goldman Sachs-Financial Square Premium Money Market Fund             0.205%
Goldman Sachs-Financial Square Treasury Obligations Fund             0.205%
Goldman Sachs-Financial Square Treasury Instruments Fund             0.205%
Goldman Sachs-Financial Square Government Fund                       0.205%
Goldman Sachs-Financial Square Federal Fund                          0.205%
Goldman Sachs-Financial Square Tax-Free Money Market Fund            0.205%
Goldman Sachs-Financial Square Municipal Money Market Fund           0.205%

Goldman Sachs Funds Management L.P.

Goldman Sachs CORE U.S. Equity Fund                                   0.75%
Goldman Sachs Capital Growth Fund                                     1.00%

Goldman Sachs Asset Management International

Goldman Sachs Global Income Fund                                      0.90%
Goldman Sachs International Equity Fund                               1.00%
Goldman Sachs Emerging Markets Equity Fund                            1.20%
Goldman Sachs Asia Growth Fund                                        1.00%
Goldman Sachs International Small Cap Fund/2/                         1.20%
Goldman Sachs Japanese Equity Fund/2/                                 1.00%
Goldman Sachs European Equity Fund/3/                                 1.00%


/1/ Please note that the CORE Small Cap Equity Fund, CORE International Equity Fund and Real Estate Securities Fund were approved at the July 21, 1997 Goldman Sachs Trust Board Meeting.
/2/ Please note that the International Small Cap Fund and Japanese Equity Fund were approved at the April 23, 1998 Goldman Sachs Trust Board Meeting.
/3/ Please note that the European Equity Fund was approved at the July 22, 1998 Goldman Sachs Trust Board Meeting.
/4/ Please note that the CORE Large Cap Value Fund was approved at the November 3, 1998 Goldman Sachs Trust Board Meeting.
/5/ Please note that the Strategic Growth Fund and Growth Opportunities Fund were approved at the April 28, 1999 Goldman Sachs Trust Board Meeting.
/6/ Please note that the Internet Toll-Keeper Fund was approved at the July 27, 1999 Goldman Sachs Trust Board Meeting.
/7/ Please note that the Large Cap Value Fund was approved at the October 26, 1999 Goldman Sachs Trust Board Meeting.